                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post Effective Amendment No. 4
                         ------------------------------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 HydroFlo, Inc.
                 (Name of small business issuer in our charter)

        North Carolina                    3589                   56-2171767
(State or other jurisdiction of    (Primary Standard          (I.R.S. Employer
incorporation or organization)  Industrial Classification  Identification Number)
                                      Code Number)

                     3721 Junction Blvd., Raleigh, NC 27603
              (Address of principal executive offices) (Zip Code)

(Address of principal place of business or intended principal place of business)

Registrant's telephone number:  919-772-9925

                                   Dennis Mast
                     3721 Junction Blvd., Raleigh, NC 27603
                                  919-772-9925

            (Name, address and telephone number of agent for service)

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                                   Copies to:

                               M.T. Williams, Esq.
                            Williams Law Group, P.A.
                               2503 W. Gardner Ct.
                                 Tampa FL 33611
                               Phone: 813.831.9348
                                Fax: 813.832.5284

                                       1

Approximate date of commencement of proposed sale to the public: >From time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of           Amount to be     Proposed maximum       Proposed maximum     Amount of
securities to be registered      registered       offering price per     aggregate offering   registration
                                                  unit (1)               price                fee
Common Stock offered by our
Selling Stockholders (2)         2,273,550        2.00                   $ 4,547,100          $418.33

                            ------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.
(2) Selling shareholders will be selling these shares at negotiated prices.  We will not receive proceeds from the sale of shares
from the selling shareholders.

                                        2

DEREGISTRATION OF SECURITIES

HydroFlo, Inc. (the "Company") originally registered 2,273,550 shares of common stock that were offered for resale by certain stockholders (the "Stockholder
Shares"). The Stockholder Shares were registered for sale to the public on a
Registration Statement on Form SB-2 (File No. 333-100099) (the "Registration
Statement"). The selling stockholders sold 208,500 Stockholder Shares pursuant to the Registration Statement. The Company terminated the offering on August 5,
2003. Accordingly, the Company hereby amends the Registration Statement to withdraw from registration the 2,065,050 Stockholder Shares that remain unsold under the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Raleigh NC on August 5, 2003.

     Hydroflo, Inc.

---------------------------- -------------------------- -------------------------- --------------------------
Title                        Name                       Date                       Signature
---------------------------- -------------------------- -------------------------- --------------------------
Principal Executive Officer  Dennis Mast                8-5-2003                   /s/  Dennis Mast
---------------------------- -------------------------- -------------------------- --------------------------
Principal Accounting         Dennis Mast                8-5-2003                   /s/  Dennis Mast
Officer
---------------------------- -------------------------- -------------------------- --------------------------
Principal Financial Officer  Dennis Mast                8-5-2003                   /s/  Dennis Mast
---------------------------- -------------------------- -------------------------- --------------------------

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated.

---------------------------- -------------------------- -------------------------- --------------------------
SIGNATURE                    NAME                       TITLE                      DATE
---------------------------- -------------------------- -------------------------- --------------------------
/s/  Dennis Mast             Dennis Mast                Director                   8-5-2003
---------------------------- -------------------------- -------------------------- --------------------------
/s/  Thomas Barbee           Thomas Barbee              Director                   8-5-2003
---------------------------- -------------------------- -------------------------- --------------------------